UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2006

Hudson Highland Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, New York 10017

(Address of principal executive offices, including zip code)

(212) 351-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2006, the Compensation Committee of the Board of Directors (the “Board”) of Hudson Highland Group, Inc. (the “Company”) approved an amendment to the Stock Option Agreement (the “Agreement”) with non-employee directors of the Company that is applicable to all outstanding options with non-employee directors. This Agreement replaces the stock option agreement filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. The Agreement changes the terms so that if the optionee’s service as a non-employee director of the Company ceases for any reason other than death, then, unless sooner terminated, that portion of the option which is exercisable on the date the optionee ceases service will remain exercisable for a period of two years after such date and the remaining portion of the option will automatically expire on such date. The Agreement also changes the terms so that if the optionee’s service ceases by reason of the optionee’s death, then, unless sooner terminated, the option will become fully vested (to the extent it was not vested on the date of death) and will remain exercisable by the optionee’s beneficiary for a period of two years after the date of the optionee’s death. The previous agreement had a six month expiration period generally and, in the event of death, a one year expiration period. The expense associated with this change will total less than $50,000 and be recorded in the second quarter of 2006. The Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

On May 12, 2006, the Company posted on its web site a Letter to Shareholders and Friends, which discusses the amendment to the Agreement and is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Form of Hudson Highland Group, Inc. Stock Option Agreement (Directors).

(99.1)	Letter to our Shareholders and Friends issued on May 12, 2006 and posted to the Company’s web site.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.

Date: May 12, 2006	By:	/s/ MARY JANE RAYMOND
Mary Jane Raymond
Executive Vice President and Chief Financial Officer

HUDSON HIGHLAND GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number
(10.1)	Form of Hudson Highland Group, Inc. Stock Option Agreement (Directors).

(99.1)	Letter to our Shareholders and Friends issued on May 12, 2006 and posted to the Company’s web site.